UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

ConforMIS, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2017, ConforMIS, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”) to the Loan and Security Agreement dated January 6, 2017 (as previously amended, the “Loan and Security Agreement”) with Oxford Finance LLC (“Oxford”).

The Amendment, among other things, amends the period during which ConforMIS was able to borrow the second term loan under the Loan and Security Agreement, and also amends the associated financial covenants of the Company. Pursuant to the Loan and Security Agreement, the Company initially borrowed $15 million of capital, and two additional term loans of $15 million (the “Term B Loan”) and $20 million were to become available for specified periods, in each case, subject to the satisfaction of certain revenue milestones and customary drawdown conditions. The Amendment made the Term B Loan available to the Company through the earlier of (i) June 30, 2017, or (ii) an event of default under the Loan and Security Agreement.

Except as modified by the Amendment, all terms and conditions of the Loan and Security Agreement remain in full force and effect. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 30, 2017, the Company borrowed $15 million pursuant to the Term B Loan of the Loan and Security Agreement. The proceeds of the Term B Loan will be used to fund the Borrowers’ ongoing working capital needs.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Loan and Security Agreement by and between ConforMIS, Inc. and Oxford Finance LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: July 3, 2017	By:	/s/Paul Weiner
Paul Weiner
Chief Financial Officer